UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2016

Date of report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Quaker Chemical Corporation (“Quaker”) held on May 4, 2016 (the “2016 Annual Meeting”), Quaker’s shareholders, upon the recommendation of Quaker’s Board of Directors (the “Board of Directors”), among other things, approved the adoption of the following: (i) the Quaker Chemical Corporation Global Annual Incentive Plan (the “GAIP”) to allow bonus awards under the GAIP to qualify as performance-based compensation not subject to a limit on deductibility under Section 162(m) of the Internal Revenue Code; and (ii) the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan (the “2016 LTIP”).

The GAIP

The GAIP is intended to provide employees of Quaker or a subsidiary of Quaker, including its named executive officers, with an opportunity to receive incentive bonuses based on the achievement of objective, pre-established criteria and performance targets. Currently, awards are made annually and payment is based on performance during the fiscal year. However, the Compensation/Management Development Committee of the Board of Directors (the “Committee”) may designate performance periods that are longer or shorter than a fiscal year. For the 2016 calendar year performance period, 487 employees are eligible to participate in the GAIP. At the beginning of each performance period, the Committee intends to identify the employees who are eligible to participate and each participant’s maximum award, which typically is a specified percentage of his or her base salary. The Committee also intends to establish a schedule or matrix of one or more performance criteria and performance targets for each participant (or group of participants), which will show the percentage of the target and maximum award payable under various levels of achieved performance. The Committee may select one or more performance criteria for each participant (or group of participants) from the following list: profit before taxes, profit after taxes, earnings before or after taxes, interest, depreciation and/or amortization, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of these business criteria. The Committee may also modify the business criteria to take into account significant non-recurring items or provide for adjustment to reflect business costs and expenses as the Committee deems appropriate, but any modification or adjustment may not increase the amount payable to any “covered employee” under Section 162(m) of the Internal Revenue Code (i.e., Quaker’s Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer or the Chief Financial Officer), unless the modification is specified during the period in which the performance goals are established. The criteria may be applied to the individual, a division, a regional business unit, Quaker or a subsidiary of Quaker. Additional business criteria on which an individual’s performance may be measured are: implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibilities.

The maximum bonus that an eligible employee may earn under the GAIP for a year is set as a percentage of the employee’s base salary. The bonus earned is based on achievement of both corporate financial and individual objectives. Corporate financial objectives are typically determined based on the budget for the coming year with the target bonus set at or around budgeted consolidated net income. The actual bonus will vary depending on actual performance. The individual objectives are further divided into regional objectives for regional associates and individual objectives for non-regional associates. The total amount of an individual’s GAIP bonus can never exceed his or her overall maximum bonus opportunity. If the sum of the actual corporate bonus earned and the regional bonus earned exceeds the overall maximum opportunity, the regional bonus earned will be limited to the individual’s overall maximum opportunity. Depending upon the performance level achieved, the bonus amount can be as high as the maximum or, if performance in a particular year is at expected levels, then payout will be at target. If performance is below the threshold level(s) of financial performance, no bonus will be paid other than what, if any, may be earned on attainment of individual goals.

At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. The Committee may not increase the amount of compensation that would otherwise be payable to a covered employee upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interests of Quaker and its shareholders. Bonuses will be paid as soon as practicable after the close of the performance period for which they are earned, in cash or common stock equal in value to the cash otherwise payable. No bonus will be paid to any participant who is not an employee on the date the bonus is scheduled to be paid, with certain exceptions in the event of death, disability, retirement or other circumstances determined by the Committee. Under the GAIP, if there is a change in control (as defined in the GAIP) of Quaker, any earned and unpaid bonus for the prior performance period and the target bonus for the current period will be paid to the participant. Also, if a participant terminates employment before the bonus is paid, the Committee has the discretion to pay the bonus, in full or in part (except that a covered employee may not receive more than a pro rata portion based on active service during the performance period). Except with respect to covered employees, the Committee also has the discretion to pay a bonus if performance targets were not achieved for the performance period.

The maximum cash bonus that may be paid to any individual with respect to performance periods ending in any year is $3,000,000. The maximum stock bonus that may be paid to any individual with respect to performance periods ending in any year is 100,000 shares of common stock. A total of 500,000 shares of common stock has been reserved for bonuses under the GAIP of which 304,900 shares remain available for future bonuses and have been registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8. The stock limits will be adjusted to reflect certain changes in Quaker’s capitalization, such as stock splits and stock dividends. If an award expires, terminates, is forfeited or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the GAIP.

The 2016 LTIP

There are six types of awards that may be granted under the 2016 LTIP:

•	options to purchase common stock;

•	stock appreciation rights, which give the participant the right to appreciation in the value of common stock between the date of grant and the date of exercise;

•	restricted stock, which is common stock that vests on achievement of performance goals (referred to as performance stock) or other conditions such as continued employment for a stated period;

•	restricted stock units, which represent the right to receive common stock (or cash) on achievement of performance goals (referred to as performance stock units) or other conditions such as continued employment for a stated period;

•	stock grants that are fully vested; and

•	performance incentive units, which represent the right to receive cash on achievement of performance goals.

Quaker has reserved 600,000 shares of common stock for issuance under the 2016 LTIP. During any calendar year, no employee may be granted:

•	options covering more than 300,000 shares of common stock;

•	stock appreciation rights representing appreciation on more than 300,000 shares of common stock;

•	performance stock for more than 300,000 shares of common stock; or

•	performance stock units representing more than 300,000 shares of common stock.

In addition, there are limits on the total number of shares of common stock available for certain types of awards over the life of the 2016 LTIP: restricted stock (300,000 shares); restricted stock units (300,000 shares); and stock grants (250,000 shares). Each of these limits is subject to adjustment for certain changes in Quaker’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the 2016 LTIP.

The foregoing descriptions of the GAIP and the 2016 LTIP are qualified in their entirety by reference to the GAIP and the 2016 LTIP, copies of which are included as exhibits to this Report and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of March 1, 2016, the record date for the 2016 Annual Meeting, Quaker estimated that the holders of 759,416 shares of Quaker’s common stock were entitled to cast ten votes for each share held and that the holders of 12,475,718 shares of Quaker’s common stock were entitled to cast one vote for each share held. After taking into account the information received thereafter from shareholders asserting their ten for one voting rights, shareholders present in person or by proxy at the 2016 Annual Meeting were entitled to cast an aggregate of 32,611,273 votes. Set forth below are the matters acted upon by the shareholders at the 2016 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2019 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes
Mark A. Douglas	24,462,888	7,318,258	830,127
William H. Osborne	31,173,524	607,622	830,127
Fay West	31,627,916	153,230	830,127

Proposal No. 2 –Approval of the Global Annual Incentive Plan

The shareholders approved the adoption of the GAIP. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
26,396,897	5,338,917	45,332	830,127

Proposal No. 3 –Approval of the 2016 Long-Term Performance Incentive Plan

The shareholders approved the adoption of the 2016 LTIP. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
28,262,914	3,470,280	47,952	830,127

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2016

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as Quaker’s independent registered public accounting firm for the fiscal year 2016. The results of the vote were as follows:

For	Against	Abstain
32,541,194	51,613	18,466

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included as part of this report:

Exhibit No.	Description

10.1	The Quaker Chemical Corporation Global Annual Incentive Plan. Incorporated herein by reference to Appendix B to Quaker’s definitive proxy statement filed on March 28, 2016.

10.2	The Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan. Incorporated herein by reference to Appendix C to Quaker’s definitive proxy statement filed on March 28, 2016.

10.3	Form of Restricted Stock Award Letter Agreement under the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan.

10.4	Form of Restricted Stock Unit Letter Agreement under the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 6, 2016	By:	/s/ Robert T. Traub
Robert T. Traub
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Quaker Chemical Corporation Global Annual Incentive Plan. Incorporated herein by reference to Appendix B to Quaker’s definitive proxy statement filed on March 28, 2016.

10.2	The Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan. Incorporated herein by reference to Appendix C to Quaker’s definitive proxy statement filed on March 28, 2016.

10.3	Form of Restricted Stock Award Letter Agreement under the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan.

10.4	Form of Restricted Stock Unit Letter Agreement under the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan.